                                                                    EXHIBIT 23.1



                                   CONSENT OF
                       INDEPENDENT CHARTERED ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3/Amendment No. 1) and related prospectus of Cycomm International Inc. for the registration of 1,381,978 Common Shares and 505,000 Warrants to purchase Common Shares and to the incorporation by reference therein of our report dated September 5, 1996, with respect to the consolidated financial statements of Cycomm International Inc. included in its Annual Report on Form 10-KSB for the year ended May 31, 1996, as amended, filed with the Securities and Exchange Commission.


Vancouver, Canada,                                 /s/ Ernst & Young
January 8, 1997.                                   Chartered Accountants